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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 27, 2002

                           J. C. Penney Company, Inc.
             (Exact name of registrant as specified in its charter.)

          Delaware                      1-15274                 26-0037077
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
     of incorporation )                                     Identification No.)

6501 Legacy Drive
Plano, Texas                                                          75024-3698

(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

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Item 5.  Other Events and Regulation FD Disclosure

A.  New Corporate Structure
    -----------------------

     Effective January 27, 2002, we changed our structure to a holding company format pursuant to the provisions of Section 251(g) of the Delaware General Corporation Law. This structure will not result in any immediate changes to operations, but creates a basic framework for strategic, organizational and operational decision making.

     The holding company organizational structure was implemented by the merger of JCP Merger Sub, Inc. ("Merger Sub") into J. C. Penney Corporation, Inc. (formerly known as J. C. Penney Company, Inc. and referred to herein as "JCP") with JCP being the surviving corporation. Prior to the merger Merger Sub was a direct wholly-owned subsidiary of J. C. Penney Holdings, Inc. (the "Company"), a holding company organized for the purpose of implementing the holding company structure and a direct wholly-owned subsidiary of JCP. By operation of the merger, JCP became a direct wholly-owned subsidiary of the Company, and all of JCP's outstanding Common Stock and Series B ESOP Convertible Preferred Stock was converted, on a share for share basis, into the identical number and type of shares of the Company. As a result, each of the stockholders of JCP became the owner of the same number and type of shares of stock of the Company as they had held in JCP prior to the merger.

     The name of the Company was changed to "J. C. Penney Company, Inc." and the name of JCP was changed to "J. C. Penney Corporation, Inc." The conversion of shares of stock in the merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of stock of JCP are deemed to represent shares of the same number and type of stock of the Company. This restructuring will not alter a stockholder's ownership interest in the business or result in a stockholder recognizing a gain or loss for United States federal income tax purposes. Shares of the Company will remain publicly traded under the same symbol (JCP) on the New York Stock Exchange. The Company will also be a co-obligor (or guarantor, as appropriate) regarding the payment of principal and interest on JCP's outstanding debt securities.

     Pursuant to Rule 12g-3(a) of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, (the "1934 Act"), the Company is a successor to JCP, and the Company's common stock and the rights described below attached to the common stock are deemed to be registered under Section 12(b) of the 1934 Act.

B.  Description of Capital Stock
    ----------------------------

     In order to comply with the Delaware statutory conditions of this restructuring, it was necessary for stockholders of the Company after the restructuring to have the

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same rights as stockholders of the Company as they did as stockholders of JCP prior to the restructuring. Accordingly, the Company has adopted the same capital structure as existed previously for JCP.

     As of January 27, 2002, the Company's authorized capital stock consisted of 25,000,000 shares of preferred stock, without par value ("Preferred Stock"), of which approximately 604,410 shares were issued and outstanding, and 1,250,000,000 shares of Common Stock, of which approximately 263,989,402 shares were issued and outstanding. The descriptions set forth below of the Common Stock, Preferred Stock and the preferred stock purchase rights constitute brief summaries of certain provisions of the Company's restated certificate of incorporation, as amended ("Charter"), bylaws and the rights agreement, described below, and are qualified in their entirety by reference to the relevant provisions of such documents, all of which are filed as exhibits to this report on Form 8-K and are incorporated herein by reference.

Common Stock.

     Holders of Common Stock of 50(cent) par value of the Company (the "Common Stock") are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of the Company, including the election of directors, subject to voting rights that may be established for shares of Preferred Stock. Shares of Common Stock vote as a class together with the shares of Series A Junior Participating Preferred Stock (the "Series A Preferred Stock," as hereinafter described), if any such shares of Series A Preferred Stock are issued, and Series B ESOP Convertible Preferred Stock (the "Series B Preferred Stock," as hereinafter described). The Company's Board of Directors is divided into three classes to be as nearly equal in number as possible. One third of the directors are elected every year and serve three-year terms. Holders of Common Stock do not have the right to cumulate votes in the election of directors and have no preemptive or subscription rights. Shares of Common Stock are neither redeemable nor convertible, and there are no sinking fund provisions relating thereto.

     Subject to the prior rights of any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive such dividends as may be lawfully declared from time to time by the Company's board of directors. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of Preferred Stock are entitled.

Preferred Stock.

     The Company Charter authorizes 25,000,000 shares of Preferred Stock, without par value. The Board of Directors has designated 1,600,000 shares of Preferred Stock as Series

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A Preferred Stock and has authorized such shares for issuance pursuant to the exercise of the rights, as discussed below. As of January 27, 2002, no shares of Series A Preferred Stock had been issued. In addition, 1,400,000 shares of Preferred Stock have been designated Series B Preferred Stock. As of January 27, 2002, approximately 604,410 shares of Series B Preferred Stock were issued and outstanding.

Series A Preferred Stock

     As authorized by the Board of Directors of the Company as part of the restructuring, the Company entered into a Rights Agreement (the "Rights Agreement") dated as of January 23, 2002, with Mellon Investor Services LLC, as rights agent. The Rights Agreement is identical in substance to the prior JCP Rights Agreement. Pursuant to the Rights Agreement, one preferred stock purchase right (a "Right") will be deemed to attach to each outstanding share of Common Stock of the Company held by stockholders of record on January 27, 2002 ("Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1,000) of a share of preferred stock of the Company, designated as Series A Preferred Stock at a price of $140 per one one-thousandth (1/1,000) of a share (the "Exercise Price"). The description and terms of the Rights are set forth in the Rights Agreement

     As discussed below, initially the Rights will not be exercisable, certificates representing the Rights will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

     The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the date (the "Distribution Date") which is the earlier of (i) the tenth day following the first date (the "Stock Acquisition Date") on which there is a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring Person") or such earlier or later date (not beyond the thirtieth day after the Stock Acquisition Date) as the Board of Directors may determine or (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer); prior thereto, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Common Stock, but will instead be evidenced, (i) with respect to any of the shares of Common Stock held in uncertificated book-entry form (a "Book-Entry") outstanding as of the Record Date, by such Book-Entry and (ii) with respect to the shares of Common Stock evidenced by Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, together with a copy of the Summary of Rights. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or

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holding Common Stock for or pursuant to the terms of any such plan or (D) any person or group whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board of Directors provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% or more of the Company's voting stock then outstanding unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause (i) or (ii). For purposes of the foregoing, outstanding voting stock of the Company includes voting stock that trades on a "when issued" basis on a national securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System.

     Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after January 27, 2002 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), transfer on the Company's Direct Registration System of any Common Stock represented by a Book-Entry or a certificate outstanding as of January 27, 2002, and, in each case, with or without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such Book-Entry or certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date.

     The Rights are not exercisable until the Distribution Date. Unless earlier redeemed by the Company as described below, the Rights will expire at the close of business on March 26, 2009 (the "Expiration Date") (or, if the Distribution Date shall have occurred before March 26, 2009, at the close of business on the 90th day following the Distribution Date).

     The Series A Preferred Stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock (i) subordinate to any other series of the Company's Preferred Stock and
(ii) senior to the Common Stock. The Series A Preferred Stock may not be issued except upon exercise of Rights. Each share of Series A Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to (i) 1,000 times the cash dividends declared on the Company's Common Stock, and (ii) a preferential cash dividend, if any, in preference to holders of Common Stock in an amount equal to $50.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) since the immediately preceding quarterly dividend payment date. In addition, Series A Preferred Stock is entitled to 1,000 times any noncash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of the liquidation of the Company, the holders of Series A Preferred Stock will be entitled to receive, for each share of Series A Preferred Stock, a payment in an amount equal

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to the greater of $1.00 per one one-thousandth of a share plus accrued and unpaid dividends and distributions thereon or 1,000 times the payment made per share of Common Stock. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The rights of Series A Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions. If the dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of the Series A Preferred Stock of the Company of all series (including the Series A Preferred Stock) will have the right to elect two members to the Company's Board of Directors.

     The number of shares of Series A Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

     Unless the Rights are earlier redeemed, in the event that, after the time that a Person becomes an Acquiring Person, the Company were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record, other than the Acquiring Person, of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price.

     In addition, unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of one one-thousandths of a share of Series A Preferred Stock having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Company's Common Stock as provided in the Rights Agreement).

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

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     Fractions of shares of Series A Preferred Stock (other than fractions, which are integral multiples of one one-thousandth of a share) may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one one-thousandth of a share.

     At any time on or prior to the close of business on the earlier of (i) the tenth day after the Stock Acquisition Date (or such later date as a majority of the Board of Directors may determine) or (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.005 per Right (the "Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For as long as the Rights are then redeemable, the Company may amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time which the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

     A committee of the Company's Directors who are neither officers, employees nor affiliates of the Company will review the Rights Plan at least every three years and, if a majority of these Directors deems it appropriate, may recommend a modification or termination of the Rights Plan.

     Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have rights attached.

Series B Preferred Stock

     Restrictions on Transfer. Pursuant to the Certificate of Designations respecting the Series B Preferred Stock, shares of Series B Preferred Stock may be issued only to a trustee, (the "Plan Trustee"), acting on behalf of an employee stock ownership plan or other employee benefit plan of J. C. Penney Corporation, Inc. In the event of any transfer of shares of Series B Preferred Stock, other than to the Plan Trustee, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder, will be automatically converted into shares of Common Stock on the terms provided for such conversion (described below) and no such transferee will have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock but, rather, only the rights and powers pertaining to the Common Stock (described above) into which such shares of Series B Preferred Stock are so converted.

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     Liquidation Right; Dividends. Shares of Series B Preferred Stock have a liquidation preference of $600.00 per share (plus accumulated and unpaid dividends) and pay cumulative dividends semi-annually in an amount per share equal to $47.40 per share per annum. So long as shares of Series B Preferred Stock remain outstanding, no dividend may be declared or paid or set apart for payment on any other series of the Company's stock ranking on a parity with the Series B Preferred Stock as to dividends unless like dividends have been declared and paid or set apart for payment on shares of Series B Preferred Stock. Moreover, except with respect to (i) dividends payable solely in shares of the Company's stock, ranking, as to dividends or as to distributions upon the liquidation, dissolution or winding-up of the Company ("Liquidation Distributions"), junior to the Series B Preferred Stock or (ii) the acquisition of any shares of the Company's stock ranking, as to dividends or as to Liquidation Distributions, junior to the Series B Preferred Stock either (a) pursuant to any of J. C. Penney Corporation, Inc.'s or the Company's employee or director incentive or benefit plans or arrangements (including any employment, severance or consulting agreement) or (b) in exchange solely for shares of the Company's stock ranking junior to the Series B Preferred Stock, if full cumulative dividends on the shares of Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Company is prohibited from declaring or paying or setting apart for payment any dividends or making any distributions in respect of, or, making any payments on account of, the purchase, redemption or other retirement of any other class of the Company's stock or series thereof ranking, as to dividends or as to Liquidation Distributions, junior to the Series B Preferred Stock, until full cumulative dividends on the shares of Series B Preferred Stock shall have been paid or declared and provided for.

     Redemption. Generally, shares of Series B Preferred Stock may be redeemed, in whole or in part, at the Company's option at a redemption price (payable in cash or securities or a combination thereof) of $600.00 per share, plus an amount equal to all dividends accumulated and unpaid on such shares to the date fixed for redemption.

     However, under certain circumstances a holder of shares of Series B Preferred Stock (for example, a Plan Trustee) may, upon not less than five days written notice, elect to require to redeem such shares at a redemption price of $600.00 per share plus an amount equal to all dividends accumulated and unpaid on such shares to the date fixed for redemption.

     Conversion Rights. Shares of Series B Preferred Stock are, at any time prior to the close of business on the date fixed for redemption of such shares, convertible into shares of Common Stock, at a conversion rate of 20 shares of Common Stock for each share of Series B Preferred Stock subject to anti-dilution adjustment under certain circumstances. Whenever the Company issues shares of Common Stock upon conversion of shares of Series B Preferred Stock, the Company will issue together with each such share of Common Stock an associated Right under the Rights Agreement.

     Voting Rights. Holders of the Series B Preferred Stock are entitled to vote upon all matters submitted to a vote of the holders of Common Stock voting together with the holders of Common Stock as a single class. Each share of Series B Preferred Stock carries the

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number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote. Holders of shares of Series B Preferred Stock enjoy no special voting rights and their consent is not specially required for the taking of any corporate action; provided, however, that the vote of the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a series, is necessary before certain actions may be taken which would adversely affect the rights of the Series B Preferred Stock.

     Additional Rights. Holders of shares of Series B Preferred Stock have certain additional rights if the Company should:

     o consummate a merger, consolidation or similar transaction ("Extraordinary Transaction") pursuant to which the outstanding shares of Common Stock are, by operation of law, exchanged solely for. or changed, reclassified or converted solely into, stock of any successor or resulting company (including the Company), which stock constitutes "employer securities" with respect to a holder of Series B Preferred Stock (within the meaning of Section 409(l) of the Internal Revenue Code of 1986, as amended, or any successor provisions of law) and "qualifying employer securities" with respect to a holder of Series B Preferred Stock (within the meaning of Section 407(d)(5) of ERISA, or any successor provisions of law);

     o consummate an Extraordinary Transaction pursuant to which the outstanding shares of Common Stock are, by operation of law, exchanged for, or changed, reclassified or converted into, other stock securities, cash or any other property or any combination thereof; or

     o enter into any agreement providing for any Extraordinary Transaction pursuant to which the outstanding shares of Common Stock would, upon consummation thereof, be, by operation of law, exchanged for, or changed, reclassified or converted into, other stock securities, cash or any other property, or any combination thereof, other than any such consideration constituted solely of qualifying employer securities and cash payments in lieu of fractional shares, as the case may be.

Item 7.  Financial Statements and Exhibits.

     (2) Agreement and Plan of Merger, dated January 23, 2002, between and among J. C. Penney Company, Inc., J. C. Penney Holdings, Inc. and JCP Merger Sub, Inc. (incorporated by reference to Exhibit (2) of Form 8-K dated January 27,

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             2002, of J. C. Penney Corporation, Inc., the predecessor company,
             Commission File No. 1-777).

     (3)(i)  Restated Certificate of Incorporation.

     (3)(ii) Bylaws, as amended, dated January 27, 2002.

     (4) Rights Agreement dated as of January 23, 2002, between the Company and Mellon Investor Services LLC, as rights agent, which includes as Exhibit B the forms of Rights Certificate and Election to Purchase and as Exhibit C the form of Certificate of Designations of Series A Junior Participating Preferred Stock Certificate.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  J. C. PENNEY COMPANY, INC.


                                  By:    /s/ C. R. Lotter
                                     -------------------------------------------
                                     Name:       C. R. Lotter
                                     Title:      Executive Vice President,
                                                 Secretary and General Counsel

Date:  January 28, 2002